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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09305) pertaining to the Amended and Restated 1994 Long-Term Incentive Plan, the 1996 Employee Stock Purchase Plan, and the 1996 Non-Employee Director Stock Option Plan of Pegasystems Inc., of our report dated February 24, 1997, with respect to the consolidated financial statements of Pegasystems Inc. for the year ended December 31, 1996, included in the Annual Report (Form 10-K/A) of Pegasystems Inc. for the year ended December 31, 1998.

                                                 /s/ ERNST & YOUNG LLP
                                                 ---------------------


Boston, Massachusetts
August 11, 1999